[TEMPLE-INLAND LOGO]


NEWS
RELEASE-------------------------------------------------------

FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
         (512) 434-5587


          TEMPLE-INLAND RECEIVES HSR NOTICE FROM ICAHN

     AUSTIN, TEXAS, February 4, 2005-- Temple-Inland Inc. today announced that it has received notice that Carl Icahn and Icahn Partners Masters Fund LP have each made a filing under the Hart-Scott-Rodino Antitrust Improvements Act for clearance for each to acquire more than $100 million, but less than $500 million, of Temple-Inland's common stock. Except for these notices, Temple-Inland has not had any contact with Mr. Icahn or Icahn Partners Masters Fund LP, and Temple-Inland has not been informed of any purchases of Temple-Inland shares by Mr. Icahn or Icahn Partners Masters Fund LP.

     Temple-Inland Inc. is a major manufacturer of corrugated packaging and forest products, with a diversified financial services operation. The Company's 2.0 million acres of forestland are certified as managed in compliance with ISO 14001 and in accordance with the Sustainable Forestry Initiativer (SFI) program of the American Forest & Paper Association to ensure forest management is conducted in a scientifically sound and environmentally sensitive manner. Temple-Inland's common stock
(TIN) is traded on the New York Stock Exchange and the Pacific Exchange. Temple-Inland's address on the World Wide Web is www.templeinland.com.

     This release contains forward-looking statements that involve risks and uncertainties. The actual results of Temple-Inland may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Temple-Inland; the availability and price of raw materials; competitive actions by other companies; changes in laws or regulations; the accuracy of judgments and estimates concerning the integration of acquired operations and Temple-Inland's consolidation and supply chain initiatives; and other factors, many of which are beyond the control of Temple-Inland.